EXHIBIT 99.1

201 Technology Dr. • Irvine • California • 92618 Tel: 949-450-5400 Fax: 949-450-5300 Email: info@endocare.com Website: www.endocare.com

FOR RELEASE MARCH 16, 2004  at 7:30 AM EST

Investor Contact: Matt Clawson Allen & Caron, Inc. 949/474-4300 matt@allencaron.com www.allencaron.com	Media Contact: Len Hall Allen & Caron, Inc. 949/474-4300 len@allencaron.com	For Additional Information: Craig T. Davenport, CEO William J. Nydam, President & COO Kate Greenberg, CFO Endocare, Inc. 949/450-5400 www.endocare.com

ENDOCARE REPORTS YEAR-END 2003 RESULTS

Cryoablation Procedure Revenues Grow 42%

IRVINE, CA (March 16, 2004) . . . Endocare, Inc. (ENDO.PK), an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation and a leader in vacuum technology for erectile dysfunction, today reported that it maintained a relatively constant revenue level in 2003 from the prior year despite divesting certain urological product lines, and experiencing significant external distractions and shifting its business focus from capital equipment sales to a per-procedure revenue model. Total revenues for the year ended December 31, 2003 were $30.5 million, a slight decrease from revenues of $30.9 million in the year ended December 31, 2002. Revenues associated with the company's core cryoablation business, including cryoprobes and per-procedure fees, increased 42 percent in 2003 to $17.9 million from $12.6 million in 2002.

       Gross margins on revenues increased modestly to 47.3 percent for the ended December 31, 2003 from 46.7 percent for the year ended December 31, 2002. The positive trend in gross margins was related to a number of factors including reductions in the cost of manufacturing of the company's core cryoablation products and a reduction in the number of cryosurgical cases where the company contracts with a third party to provide the service component of the procedure.

       Net loss for the year ended December 31, 2003 was $25.4 million, or $1.05 per share compared to a net loss of $42.0 million of $1.76 per share in the prior year. In 2003, the company incurred more than $14.3 million in non-recurring auditing, legal and other expenses related to regulatory and other investigations into its historical accounting and financial reporting offsetting the net gains on product line divestitures. The principal reasons for the higher net loss in 2002 were $20.3 million in impairment charges related to goodwill and investments.

       Endocare Chairman and CEO Craig T. Davenport said that the company's progress on the marketing front during 2003 was impressive considering the numerous distractions and the extraordinary level of resources committed to non-operational business matters by management, the Board and employees during the period.

       "The relative strength of our cryoablation business in 2003 and for the future is very encouraging," said Davenport. "Bolstered by continued positive clinical data and continued awareness and interest by both physicians and patients, we believe cryoablation will prove to be one of the fastest growing surgical procedures in the fight against cancer. As the urological community continues to have clinical success with the procedure, other physician specialists in areas of radiology and oncology will embrace and adopt the technology for their patients needs."

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ENDOCARE REPORTS YEAR-END 2003 RESULTS
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       According to Chief Financial Officer Kate Greenberg, Endocare plans to place its first priority on continued timely filings with the SEC of its reports for 2004 and the recently added compliance requirements of the Sarbanes-Oxley Act of 2002. "While we are also committed to filing quarterly reports on Form 10-Q for the earlier periods in 2002 and 2003 that need to be filed before the company can re-apply for a national exchange listing, we consider providing current and timely information to our investors to be our most important goal. We fully expect that we will gain compliance with SEC financial reporting requirements early this summer and will gain compliance with the Sarbanes-Oxley Act by the end of 2004."

       Greenberg reported that the balance sheet at December 31, 2003 showed cash and cash equivalents of $24.0 million, total assets of $72.0 million and total stockholders' equity of $55.3 million.

       While Endocare is unable to provide quarterly financial statements for 2003 as this time, it is able to provide the information shown in the chart below that demonstrates the quarterly progress in the company's core business segment for the year. The total of 3,504 U.S. cryoablation procedures in 2003 represents a 42 percent increase from 2,474 procedures in 2002.

Domestic Totals	2002 Totals	Q1 2003	Q2 2003	Q3 2003	Q4 2003	2003 Totals
Total U.S. Cryocare™ systems in service	190	211	211	210	203	203
Total U.S. physicians trained	275	326	399	492	536	536
U.S. Cryoablation procedures	2,474	717	833	964	990	3,504

About Endocare
       Endocare, Inc.-www.endocare.com- is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing devices for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung, liver and bone.

       Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in "Risk Factors" in the Company's Forms 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to: negative results in pending litigation; uncertainty relating to ongoing investigations by governmental agencies; changes in and/or attrition to the Company's senior management; limited operating history of the Company with a history of losses; uncertainty regarding market acceptance of the Company's products; uncertainty of product development and the associated risks related to clinical trials; the Company's ability to integrate acquisitions; uncertainty relating to third party reimbursement; ability to convince health care professionals and third party payers of the medical and economic benefits of the Company's products; difficulty in managing growth; the Company's limited sales, marketing and manufacturing experience; ability to attract and retain key personnel; ability to secure and protect intellectual property rights relating to the Company's technology; the rapid pace of technological change in the Company's industry; fluctuations in the Company's order levels; uncertainty regarding the timing of filing of the Company's periodic reports; and the Company's successful relisting on Nasdaq. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise, or update publicly, any forward-looking statements for any reason.

TABLES FOLLOW

ENDOCARE REPORTS YEAR-END 2003 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Audited)

	Year Ended	Year Ended
	December 31, 2003	December 31, 2002

Revenues	$30,497,177	$30,916,425

Costs and expenses:
Cost of revenues	16,057,526	16,484,396
Research and development	1,257,620	2,899,866
Selling, general and administrative	47,189,348	33,769,442
Goodwill impairment and other charges	--	20,311,293
Total costs and expenses	64,504,494	73,464,997

Loss from operations	(34,007,317)	(42,548,572)
Gain on divestitures, net	8,630,890	--
Interest income, net	548,025	1,006,504

Loss before minority interests	(24,828,402)	(41,542,068)

Minority interests	(618,900)	(443,678)

Net loss	$(25,447,302)	$(41,985,746)

Net loss per common share:
Basic and diluted	$(1.05)	$(1.76)

Weighted average common shares outstanding:
Basic and diluted	24,162,090	23,822,000

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ENDOCARE REPORTS YEAR-END 2003 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (audited)

	Year Ended	Year Ended
	December 31, 2003	December 31, 2002

ASSETS

Current Assets:
Cash, equivalents, and available	$23,976,539	$40,360,985
for sale securities
Accounts receivable, net	3,822,570	4,604,576
Inventories	2,609,046	4,491,642
Prepaids and other current assets	4,432,578	640,758

Total current assets	34,840,733	50,097,961

Property and equipment	5,638,579	8,244,693
Goodwill	17,538,224	17,538,224
Intangibles, net	11,745,778	15,763,323
Investments and other assets	2,233,601	983,754

Total assets	$71,996,915	$92,627,955

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,035,242	$2,932,439
Accrued compensation and other liabilities	12,801,357	10,144,023
Total current liabilities	15,836,599	13,076,462

Minority interests	839,029	928,741
Stockholders' equity	55,321,287	78,622,752

Total liabilities and stockholders' equity	$71,996,915	$92,627,955

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